UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

UPSTREAM BIOSCIENCES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50331	98-0371433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2089 East Fort Union Blvd., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 601-2700

Three Sugar Creek Center, Suite 100
Sugar Land, TX 77478
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant.

On May 24, 2013, Charles El-Moussa and Six Capital Limited (“Six Capital”)(collectively, the “Sellers”), as majority stockholders of Upstream Biosciences, Inc., a Nevada corporation (the “Company”), on the one hand, and RealSource Acquisitions Group, LLC, a Utah limited liability company, and Chesterfield Faring Ltd., a New York corporation (collectively, the “Purchasers”), on the other hand, entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the Sellers agreed to sell to the Purchasers an aggregate of 10,778,081 shares (representing approximately 90% of the issued and outstanding voting securities of the Company) of common stock of the Company (the “Common Stock”) in consideration of an aggregate of $175,000 in cash from the personal funds of the Purchasers (the “Transaction”).

Prior to the Transaction, Charles El-Moussa, the sole director and officer of the Company, owned 1,000,000 shares of Common Stock, and Six Capital owned 10,022,158 shares of Common Stock.  Mr. El-Moussa sold all of his shares of Common Stock in the Transaction, and Six Capital sold 9,778,081 shares of Common Stock in the Transaction and retained 244,077 shares of Common Stock.

The Transaction closed on May 31, 2013, resulting in a change in control of the Company.  Following consummation of the Transactions, the Purchasers collectively hold approximately 90% of the issued and outstanding voting securities of the Company.  As of the date of this Report, and as a result of the Transaction, the ownership of the Company held by the Purchasers is as follows:

Name and address (1)	Number of Shares Beneficially Owned	Percentage of Class (2)

RealSource Acquisitions Group, LLC (3)	9,161,369	76.50%
2089 Fort Union Blvd.
Salt Lake City, UT 84121

Chesterfield Faring Ltd. (4)	1,616,712	13.50%
415 Madison Avenue
New York, NY 10017

Michael S. Anderson (5)	9,161,369	76.50%
2089 Fort Union Blvd.
Salt Lake City, UT 84121

Nathan W. Hanks (6)	9,161,369	76.50%
2089 Fort Union Blvd.
Salt Lake City, UT 84121

V. Kelly Randall (7)	9,161,369	76.50%
2089 Fort Union Blvd.
Salt Lake City, UT 84121

All Directors and	9,161,369	76.50%
Executive Officers (3 persons)

(1)
Under applicable rules of the Securities and Exchange Commission (the “Commission”), a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security.  Under Commission rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(2)
In determining the percent of voting stock owned by a person at the closing of the Transaction (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 11,975,645 shares of common stock outstanding person at the closing of the Transaction, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities.  Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(3)
V. Kelly Randall, Michael S. Anderson and Nathan W. Hanks have equal voting and investment power with respect to the subject shares held by RealSource Acquisitions Group, LLC.  Messrs. Randall, Anderson and Hanks disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein, and Current Report on Form 8-K shall not be deemed an admission of any beneficial owner of such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

(4)	Lawrence J. Selevan has voting and investment power with respect to the subject shares.

(5)	Mr. Anderson was appointed as the Company’s Chairman of the Board and a director as of the closing of the Transaction. See Item 5.02 below.

(6)	Mr. Hanks was appointed as the Company’s President and Chief Executive Officer and a director as of the closing of the Transaction. See Item 5.02 below.

(7)	Mr. Randall was appointed as the Company’s Chief Operating Officer and Chief Financial Officer and a director as of the closing of the Transaction. See Item 5.02 below.

As a condition to the closing of the Transaction, Charles El-Moussa resigned from his positions as President, Secretary, Treasurer, Chief Executive Officer, and Chief Financial of the Company effective immediately on May 31, 2013.

Also as a condition to the closing of the Transaction, the Board of Directors of the Company, comprised solely of Mr. El-Moussa (the “Board”), increased the size of the Board from one (1) member to three (3) members.  Michael S. Anderson, Nathan W. Hanks and V. Kelly Randall were appointed as directors of the Company, and immediately thereafter Mr. El-Moussa resigned from his position as director of the Company.  Both the resignation of Mr. Moussa as director and appointment of the new directors will be effective on the conclusion of the 10 day period following the filing and transmittal of the Schedule 14F-1 promulgated under the Securities Exchange Act of 1934, as amended.

As a further condition to the closing of the Transaction, the Company entered into a letter agreement with Six Capital pursuant to which Six Capital agreed to: (i) cancel $17,823 of indebtedness owed by the Company to Six Capital and (ii) repay an additional $10,640 of Company payables on behalf of the Company, with the effect that the Company was without liabilities as of the closing of the Transaction.  Such letter agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

The consummation of the Transaction did not result in a change of business or status of the Company.  Reference is made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed with the Securities and Exchange Commission on December 31, 2012, for such information reflecting the Company and its securities upon consummation of the Transaction that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2013, in accordance with the terms of the Agreement, Mr. El-Moussa resigned from the positions of President, Secretary, Treasurer, Chief Executive Officer, and Chief Financial Officer of the Company effective immediately.  Michael S. Anderson, Nathan W. Hanks and V. Kelly Randall were appointed directors of the Company, and immediately thereafter Mr. El-Moussa resigned from his position as director of the Company.  Both the resignation of Mr. Moussa as director and appointment of the new directors will be effective on the conclusion of the 10 day period following the filing and transmittal of the Schedule 14F-1 promulgated under the Securities Exchange Act of 1934, as amended.

On May 31, 2013, in accordance with the terms of the Agreement, the following individuals were appointed to the executive officer positions with the Company indicated opposite their names, each appointment effective immediately upon consummation of the Transaction:

Name	Position(s)
Michael S. Anderson	Chairman of the Board
Nathan W. Hanks	President and Chief Executive Officer
V. Kelly Randall	Chief Operating Officer and Chief Financial Officer

The following is biographical information regarding the Company’s new officers and directors:

Michael S. Anderson was appointed Chairman of the Board of the Company on May 31, 2013.  Mr. Anderson has been involved the real estate industry since 1972 and is the founder and chairman of the board of directors of Real Source Brokerage Services, LLC since 1989.  The RealSource group of companies is involved in real estate brokering through a national referral business, tenant-in-common sponsorships with over 4,000 apartment units under asset management, a commercial finance group which has arranged for over $400 million in debt financing since 2002, a property management company and real estate insurance services.  Mr. Anderson currently serves on the national board of the Certified Commercial Investment Member (CCIM) and has served on the national CCIM Member Services Committee and as 2008 President of the CCIM Utah Chapter and was named Utah CCIM of the year in 2007.  Mr. Anderson attended the University of Utah from 1972 to 1976.  He has held a principal real estate brokerage license in the State of Utah since 1986.

Nathan W. Hanks was appointed President, Chief Executive Officer and Director of the Company on May 31, 2013.  Mr. Hanks joined RealSource Brokerage Services, LLC in 1999 as an advisor and marketing director and became a co-owner in 2006.  Mr. Hanks is also associated with other RealSource companies, having served as the co-owner and President of RealSource Equity Services, LLC since 2002 and a co-owner and President of MaxCap Property Management since 2004.  He served as Vice-President and General Manager of Dalmar Enterprises Inc., a real estate training and marketing company, from 1997 to 1999.  He served as President of Capstone Entertainment, a video production and marketing company, from 1994 to 1997.  Mr. Hanks served as Chief Executive Officer of Teleconsulting Services Inc. from 1991 to 1994 and as Chief Financial Officer from 1987 to 1991.  He worked as a Certified Public Accountant at Ernst & Young from 1984 to 1986.  Mr. Hanks received his Bachelor of Arts in Accounting from the University of Utah in 1984 and was a Certified Public Accountant.  Mr. Hanks became a licensed Real Estate Agent in 2002 and a Certified Commercial Investment Member in 2003.

V. Kelly Randall was appointed Chief Operating Officer, Chief Financial Officer and Director of the Company on May 31, 2013.  Mr. Randall has served as the Chief Operating Officer of RealSource Property Consulting, LLC and RealSource Equity Services, LLC since 2006.  Prior to his time with RealSource, he spent 12 years with Ernst & Young serving numerous public and privately owned clients including Questar Corporation, a New York Stock Exchange company.  Since leaving Ernst & Young in 1991, Mr. Randall worked in increasingly important positions in both public and private companies including Corporate Controller and Secretary/Treasurer of Research Medical Inc. 1991 to 1996 (NASDAQ reporting company), Vice President and Chief Financial Officer of Mycotech Corporation from 1996 to 1999, Vice President and Chief Financial Officer of Found, Inc. 1991 to 2001, Vice President, Chief Financial Officer and Director of Commercial Concepts, Inc. from 2001 to 2002 (OTC reporting company) and the RealSource companies from 2002 to present.  He has extensive involvement in public and private financing, budgeting, reporting, information systems, mergers and acquisitions personnel management, and SEC accounting and reporting.  Mr. Randall received his Bachelor of Science and Masters of Accountancy degrees from Utah State University in 1975 and 1979.  He holds a real estate license in the state of Utah.

None of the officers and directors of the Company are currently compensated for serving in such positions.

Reference is made to Item 5.01 for a description of the Agreement and the related transactions.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Debt cancellation letter agreement, dated May 31, 2013, between the Company and Six Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2013	UPSTREAM BIOSCIENCES INC.

	By:	/s/ Nathan W. Hanks
Name: Nathan W. Hanks
Title: President and Chief Executive Officer